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                                                                   EXHIBIT 10.52

                               SECURITY AGREEMENT
                             (Partnership Interests)

                                                            Date: July 28, 1998


A.   PARTIES

     1.       Secured Party:   CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                                        777 Main Street, Suite 2100
                                        Fort Worth, TX  76102

     2.       Debtor (whether
              one or more):             CRL INVESTMENTS, INC.
                                        C/O Crescent Operating, Inc.
                                        306 West 7th Street, Suite 1025
                                        Fort Worth , Texas 76102
                                        Attention:  Jeffrey L. Stevens

B.   AGREEMENT

     1. Security Interest. Subject to the applicable terms of this Security Agreement, Debtor grants to Secured Party a security interest in the Collateral (hereinafter defined) to secure the payment of the Obligations (hereinafter defined).

C.   OBLIGATIONS

     1. Description of Obligations. The following obligations ("Obligations") are secured by this Security Agreement:

              a. The debt, obligations, liabilities and agreements of Debtor under (i) that Line of Credit Note in the principal sum of $7,000,000.00 executed by Debtor of even date herewith, bearing interest and being payable to the order of Secured Party as therein provided (the "Note"),
     (ii) that Credit Agreement ("Credit Agreement") executed by Debtor and Secured Party of even date herewith, (iii) all other documents evidencing, governing, securing or otherwise pertaining to the indebtedness evidenced by the Note (the Note, Credit Agreement and all other such documents being called "Loan Documents"), and (iv) all renewals, extensions, modifications or rearrangements of the foregoing.

              b. All costs incurred by Secured Party to obtain, preserve, perfect and enforce this Security Agreement and collect the Obligations, and maintain, preserve, collect and enforce the Collateral (hereinafter defined), including but not limited to reasonable attorneys' fees and legal expenses and expenses of sale.

              c. Interest on the above amounts at the Default Rate as defined in the Note.

              d. All debt, obligations and liabilities of Debtor to Secured Party of the kinds described in this Item C., now existing or hereafter arising.



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D.   COLLATERAL

     1. Description of the Collateral. Debtor assigns to Secured Party and grants to Secured Party security interests in the following, whether now existing or hereafter arising (the "Collateral"):

              a. All of the rights and interests of Debtor as a member of CR License, LLC, an Arizona limited liability company ("CR License"), including, without limitation, Debtor's rights as a member to receive distributions of any sale, exchange, refinancing or other disposition of property owned by CR License under the Operating Agreement dated as of ________, 1997, as amended from time to time (the "CR License Operating Agreement"), and all other profits, income, and distributions, whether in cash or in kind, owing to Debtor under the CR License Operating Agreement.

              b. All of the rights and interests of Debtor as a member of CR Las Vegas, LLC, an Arizona limited liability company ("CR Las Vegas," and together with CR License, the "Partnerships"), including, without limitation, Debtor's rights as a member to receive distributions of any sale, exchange, refinancing or other disposition of property owned by CR License under the Operating Agreement dated as of May 28, 1998, as amended from time to time (the "CR Las Vegas Operating Agreement," and together with the CR License Operating Agreement, the "Partnership Agreements"), and all other profits, income, and distributions, whether in cash or in kind, owing to Debtor under the CR Las Vegas Operating Agreement.

              c. All present and future rights and interests Debtor may have or be or become entitled to in the real and personal property (the "Collateral Property") now or hereafter owned by a Partnership.

              d. All present and future proceeds, profits, combinations, reclassification, improvements, and products of, accessions, attachments, and other additions to, and substitutes and replacements for, all or any part of the Collateral described herein.

              e. All present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash Proceeds, and other rights arising from or by virtue of, or from the voluntary or involuntary sale, lease, or other disposition of, or collections with respect to, or insurance or condemnation proceeds payable with respect to, or proceeds payable by virtue of warranty, indemnity, guaranty, or other claims, causes and rights of action, settlements thereof, judicial and arbitration judgments and awards against any person with respect to, all or any part of the Collateral or the Collateral Property described herein. As used herein, the term "Proceeds" shall have the meaning assigned to it under the UCC and, to the extent not otherwise included, shall include, but not be limited to, (i) all income, revenues, fees, distributions, reimbursements and payments from whatever source received by, or on behalf of Debtor, in respect of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any casualty with respect to the Collateral Property or any of the Collateral (whether or not pursuant to an insurance policy), or any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority, (iii) all claims of Debtor for losses or damages arising out of or related to or for any breach of any agreements, covenants, representations or warranties or any default under any of the Collateral described herein, and (iv) any and all other amounts from time, to time paid or payable to, or on behalf of, Debtor under, or in connection with, any of the Collateral.




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              f. All present and future security for the payment to Debtor of any of the Collateral described herein and goods which gave, or will give, rise to any of such Collateral or are evidenced, identified, or represented therein or thereby.

     The description of Collateral contained in this paragraph shall not be deemed to permit any action prohibited by this Security Agreement or by terms incorporated in this Security Agreement. Portions of the Collateral constitute accounts, contract rights, general intangibles, chattel paper, documents or instruments, and all books and records of Debtor concerning such Collateral are, and shall be, located at the offices of the Debtor specified above.

E.   DEBTOR'S WARRANTIES

     Debtor represents, warrants, and covenants to Secured Party now and so long as any Obligations secured hereby are outstanding as follows:

     1. No financing statement covering any portion of the Collateral is on file in any public office, except the financing statements relating to this security interest created hereunder.

     2. Debtor is the sole owner of the Collateral and each item constituting the Collateral, free and clear of all liens except for the security interest granted to Secured Party pursuant to this Security Agreement.

     3. All actions necessary or desirable to perfect the Security Interest in the Collateral in each state in which any portion of the Collateral is or will be located have been, or will forthwith be, duly taken.

     4. Each of the Partnership Agreement is in full force and effect and, to the knowledge of Debtor, there exists no material default thereunder, or event or condition which, with the passage of time or the giving of notice, or both, would constitute a material default thereunder.

     5. Neither of the Partnership Agreements shall be amended or modified in any manner that would materially affect Debtor's interest thereunder, or in any manner which would materially impair or adversely affect the Collateral, nor shall Debtor consent to any such amendment without the prior written consent of Secured Party.

     6. There is no condition, circumstance, event, agreement, document, instrument, restriction, litigation or other proceeding and, to the best of Debtor's knowledge, there is no threatened litigation or proceeding or basis therefor, which could materially adversely affect the validity or priority of the liens and security interests granted, or intended to be granted, hereunder when executed, delivered, recorded and filed as required hereunder, or that could materially adversely affect the ability of Debtor to perform its obligations hereunder and under the other Loan Documents to which Debtor is a party, or which would constitute an Event of Default.

     7. The Partnerships and Debtor have fully complied with all requirements imposed on them in connection with (a) the organization and formation of the Partnerships, and (b) the sale, distribution and offer of interests in the Partnerships.







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F.   DEBTOR'S COVENANTS

     Debtor covenants to Secured Party and agrees with Secured Party as follows:

     1. Debtor shall promptly perform all of Debtor's agreements herein, and any other agreements between Debtor and Secured Party.

     2. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Secured Party.

     3. Debtor shall keep the Collateral free from liens and other security interests (except liens for taxes not yet due), and shall not create or suffer to exist any lien or security interest in the Collateral hereafter acquired except for the security interests hereby granted. Debtor shall not file, or permit to be filed, any financing statements or other security instruments, covering the Collateral, unless by, or on behalf of, Secured Party in connection with this Security Agreement or to effectuate the assignment to Debtor of the financing statements currently of record against the Collateral.

     4. Debtor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce the security interests hereby granted, collect the sums owing under the Collateral Loan Documents, and preserve, defend, enforce, service and collect the Collateral, including specifically, but without limitation, the payment of taxes, assessments, reasonable attorneys' fees and legal expenses, and expenses of sales. If Debtor shall have failed to pay such costs and expenses within five (5) days after request by Secured Party, Secured Party may, at its option, pay any such costs and expenses, and discharge encumbrances on the Collateral. Debtor agrees to reimburse the Secured Party on demand for any costs so incurred, and, until such reimbursement, the amount of any such payment shall be a part of the Obligation.

     5. Prior to or immediately following the occurrence thereof, Debtor will notify the Secured Party of (i) any material adverse change occurring in or to any of the Collateral, (ii) any change in Debtor's office address or mailing address, (iii) any material change in any fact or circumstance warranted or represented by Debtor in this Security Agreement or furnished to the Secured Party by Debtor, (iv) any Event of Default or (v) any notices, communications, or correspondence to be or which have been delivered to Debtor under the Partnership Agreements and deliver to Secured Party copies thereof.

     6. Debtor shall execute and deliver to Secured Party a financing statement for filing to perfect the security interests hereunder and any other papers furnished by Secured Party which are necessary in the judgment of Secured Party to obtain, maintain and perfect the security interest hereunder and to enable Secured Party to comply with any applicable federal or state law in order to obtain or perfect Secured Party's interest in the Collateral. Debtor shall have each Partnership make appropriate entries in its partnership records to reflect the existence of the security interest granted hereby in the Collateral.

     7. Debtor shall cause each Partnership to comply with all of the representations, warranties, covenants, agreements, indemnities and terms contained in Partnership's Organizational Documents and all other material agreements to which it is bound and enforce each Partnership's rights under all material agreements by which it is bound, in a timely manner, consistent with prudent practices and all applicable laws, and also as required by Secured Party.



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     8. Debtor shall fully perform all of Debtor's duties under and in connection with each transaction to which the Collateral, or any part thereof, relates, so that the amounts thereof shall actually become payable in their entirety to Secured Party.

     9. Debtor shall promptly notify Secured Party of any claim, action, or proceeding affecting title to all or any of the Collateral or the security interest and, at the request of Secured Party, appear in and defend, at Debtor's expense, any such claim, action, demand or proceeding.

     10. At Debtor's expense and upon Secured Party's request, after an Event of Default, Debtor shall file or cause to be filed such applications and take such other actions as Secured Party may request to obtain the consent or approval of any governmental authority to Secured Party's rights hereunder, including, without limitation, the right to sell all of the Collateral upon an Event of Default without additional consent or approval from such governmental authority (and, because Debtor agrees that Secured Party's remedies at law for failure of Debtor to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, Debtor agrees that its covenants in this provision may be specifically enforced).

     11. Upon demand by Secured Party, Debtor will deposit upon receipt all checks, drafts, cash or other remittances on account or accounts or contracts or received as proceeds of any other Collateral in a special bank account in a bank of Secured Party's choice over which Secured Party alone shall have power of withdrawal. The funds in said account shall be held by Secured Party as security for the Obligation. Said proceeds shall be deposited in the form received, except for the endorsement of Debtor where necessary to permit collection of items, which endorsements Debtor agrees to make, but which Secured Party is authorized to make on Debtor's behalf. Secured Party may from time to time apply the whole or any part of the funds in such special account against the Obligations. Any portion of said funds on deposit which Secured Party elects not to apply to the Obligations may be paid by Secured Party to Debtor.

     12. Debtor shall give Secured Party written notice of each office of Debtor in which records of Debtor pertaining to accounts in the Collateral are kept, and of any change of any office or location. Except as such notice is given, all records of Debtor pertaining to the Collateral and to accounts are and shall be kept in the location shown at the beginning hereof.




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G.   RIGHTS AND POWERS OF SECURED PARTY

     1. Secured Party may in its discretion after an Event of Default but only after prior written notice to Debtor, without liability to Debtor, obtain from any person information regarding Debtor or Debtor's business, which information any such person also may furnish without liability to Debtor; endorse as Debtor's agent any instruments, documents or chattel paper in the Collateral or representing proceeds of the Collateral; contact any account debtors directly to verify information furnished by Debtor; take control of proceeds; release the Collateral in its possession to any Debtor, temporarily or otherwise; after default, take control of funds generated by the Collateral, such as cash dividends, interest and proceeds or refunds from insurance, and use same to reduce any part of the Obligations and exercise all other rights which an owner of such collateral may exercise; after default, at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee; demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral, in its own name or in the name of Debtor, as Secured Party may determine. The foregoing rights and powers of Secured Party will be in addition to, and not a limitation upon, any rights and powers of Secured Party given by law, elsewhere in this agreement, or otherwise.

     2. Secured Party may while any Event of Default continues hereunder present for conversion any instrument (including any investment security) in the Collateral which is convertible into any other instrument or investment security or a combination thereof with cash. But Secured Party shall not have any duty to present for conversion any instrument in the Collateral unless it shall have received from Debtor written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

H.   DEFAULT

     1. Events of Default. The occurrence of a default under the Note, the Credit Agreement or any document evidencing, governing, securing, guaranteeing, indemnifying or otherwise pertaining to the Loan shall constitute an event of default ("Event of Default") hereunder.

     2. Remedies of Secured Party Upon Default. Should an Event of Default occur and be continuing, Secured Party may, at its election, exercise any and all rights and remedies available to a secured party under the UCC, in addition to any and all other rights and remedies afforded by the Loan Documents, at law, in equity, or otherwise, including, without limitation, such rights and remedies as
(a) selling the Collateral or any part thereof at public or private sale, at such price or prices and on such other terms as Secured Party may deem commercially reasonable, (b) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Debtor hereby consents to any such appointment), and (c) applying to the Obligation any cash held by Secured Party under this Security Agreement. The exercise of one or more rights or remedies by Secured Party hereunder shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies by Secured Party. If, in the opinion of Secured Party, there is any question that a public or semipublic sale or distribution of any Collateral will violate any state or federal securities law, Secured Party in its discretion (a) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (b) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, and no sale so made in good faith by Secured Party shall be deemed to be not "commercially reasonable" because so made.



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              a. Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC. It is agreed that notice sent or given not less than twenty (20) business days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph.

              b. Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this paragraph in the following order: first, to the payment of all its expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); second, toward repayment of amounts expended by Secured Party under Paragraph H.3; and third, toward payment of the balance of the Obligation in accordance with the Credit Agreement. If the proceeds are insufficient to pay the Obligation in full, Debtor shall remain liable for any deficiency to the extent provided in the Credit Agreement.

     3.       Other Rights of Secured Party.

              a. Performance. If Debtor fails to pay when due all taxes, subject to contest rights permitted by the Credit Agreement, on any of the Collateral, or to preserve the priority of the Security Interest in any of the Collateral, or otherwise fails to perform any of its obligations under the Loan Documents with respect to the Collateral, then Secured Party may, at its option, but without being required to do so, pay such taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral in any amount deemed appropriate by Secured Party, or take all other action which Debtor is required, but has failed or refused, to take under the Loan Documents. Any sum which may be expended or paid by Secured Party under this subparagraph (including, without limitation, court costs and attorneys' fees) shall bear interest from the dates of expenditure or payment at the Default Rate (as defined in the Note) until paid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall be part of the Obligation.

              b. Collection. After the occurrence of an Event of Default and during the continuation thereof, upon notice from Secured Party, Maker and each other obligor with respect to any payments on any of the Collateral (including without limitation condemnation proceeds, dividends and other distributions with respect to securities, and insurance proceeds payable by reason of loss or damage to any of the Collateral Property) is hereby authorized and directed by Debtor to make payment directly to Secured Party, regardless of whether Debtor was previously making collections thereon. Subject to subparagraph H.3(d) hereof, until such notice is given, Debtor is authorized to retain and expend all payments made on the Collateral. After the occurrence of an Event of Default and during the continuation thereof, Secured Party shall have the right in its own name or in the name of Debtor to compromise or extend the time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine; to demand, collect, receive, receipt for, sue for, compound, settle, compromise, adjust, realize upon and give acquittances for any and all amounts due or to become due with respect to Collateral; to file any claims or take any action or initiate any proceedings which Secured Party may deem necessary or desirable for the collection of any of the



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     Collateral or to otherwise enforce the rights or remedies of Debtor with respect to any Collateral; to take control of cash and other Proceeds of any Collateral; to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of Secured Party; to sign the name of Debtor on any drafts against obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to obligors making payment with respect to Collateral; to send requests for verification of obligations to any such obligor; to take any action Debtor is required to take or any other necessary action to obtain, preserve, and enforce this Security Agreement, and maintain, preserve and collect the Collateral, without notice to Debtor, and add the costs of same to the Obligation; to release Collateral in Secured Party's possession to any Person, temporarily or otherwise; to set standards from time to time to govern what may be deemed after-acquired Collateral; to transfer any of the Collateral, or evidence thereof, into its own name or that of its nominee and receive the Proceeds therefrom and hold the same as security for the Obligation, or apply the same thereon; to exercise as to the Collateral all the rights of the owner thereof; and to do all other acts and things necessary to carry out the intent of this Security Agreement. If Maker or any other obligor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in the name of Debtor, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to the Collateral or upon which a delinquency exists. Regardless of any other provision hereof, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatever to anyone except Debtor to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any Collateral, or for informing Debtor with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof). The receipt of Secured Party to Maker or any other obligor shall be a full and complete release, discharge, and acquittance to such obligor, to the extent of any amount so paid to Secured Party.

              c. Certain Proceeds. After the occurrence and during the continuance of an Event of Default, any cash Proceeds of Collateral which come into the possession of Secured Party (including, without limitation, insurance and condemnation proceeds) may, at Secured Party's option, be applied in whole or in part to the Obligation, be released in whole or in part to or on the written instructions of Debtor for any general or specific purpose, or be retained in whole or in part by Secured Party as additional Collateral. Any cash Collateral in the possession of Secured Party may be invested by Secured Party but Secured Party shall never be obligated to make any such investment and shall never have any liability to Debtor for any loss which may result therefrom. All interest and other amounts earned from any investment of Collateral may be dealt with by Secured Party in the same manner as other cash Collateral.

              d. Use and Operation of Collateral. Should any Collateral come into the possession of Secured Party, Secured Party may use or operate such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Secured Party with respect to such Collateral. Debtor covenants promptly to reimburse and pay to Secured Party, at Secured Party's request, the amount of all reasonable expenses (including, without limitation, the cost of any insurance and payment of taxes or other charges) incurred by Secured Party in connection with its custody and preservation of Collateral, and all such expenses, costs, taxes, and




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     other charges shall bear interest at the Maximum Rate (as defined in the
     Note) until repaid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall become part of the Obligation. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtor, and Secured Party shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Secured Party, Secured Party shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon. The provisions of this subparagraph shall be applicable whether or not an Event of Default has occurred and is continuing.

              e. Diminution in Value of Collateral. Secured Party shall have no liability or responsibility whatsoever for any diminution in or loss of value of any Collateral.

I.   MULTIPLE COUNTERPARTS

     This Security Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall be deemed but one and the same instrument.

J.   GENERAL

     1. Waiver. No delay on the part of Secured Party in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Secured Party of any right hereunder or of any default by Debtor shall be binding upon Secured Party unless in writing, and no failure by Secured Party to exercise any power or right hereunder or waiver of any default by Debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default.

     2. Parties Bound. The rights of Secured Party hereunder shall inure to the benefit of its successors and assigns. The terms of this Security Agreement shall be binding upon the successors and assigns of the parties. All representations, warranties and agreements of Debtor are joint and several if Debtor is more than one and shall bind Debtor's personal representatives, heirs, successors and assigns.

     3. Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Security Agreement; if UCC definitions conflict, Chapter 9 definitions apply.

     4. Notice. Notice shall be deemed reasonable if mailed postage prepaid at least ten (10) days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to Debtor's address given above.

     5. Expenses. Debtor agrees to reimburse Secured Party's out-of-pocket expenses, including reasonable attorney's fees, incurred in negotiating, administering or enforcing any part of the Obligations, and in preparation, execution, delivery and recording of any documents in connection with any part of the Obligations, when not contrary to law.

     6. Limitation on Interest. All agreements between Debtor and Secured Party, whether now




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existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency, whether by reason of demand or acceleration of the indebtedness secured hereby or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Secured Party exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the holder hereof in excess of the maximum lawful amount, the interest payable to Secured Party shall be reduced to the maximum amount permitted under applicable law; and if from any such circumstance Secured Party shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing on the indebtedness secured hereby and not to the payment of interest, or if such excessive interest exceeds such unpaid balance of the principal, such excess shall be refunded to the undersigned. All interest paid or agreed to be paid to Secured Party on the indebtedness secured hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness (including the period of any renewal or extension thereof) until payment in full so that the interest on account of such indebtedness shall not exceed the maximum amount permitted by applicable law. The terms and provisions of this paragraph shall control all agreements between Debtor and Secured Party.

     7. Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provision so modified or limited and signed by the Debtor and Secured Party, nor by course of conduct, usage of trade, or by the law merchant.

     8. Severability. The unenforceability of any provision of this Security Agreement shall not affect the enforceability or validity of any other provision.

     9. Gender and Number. Where appropriate, the use of one gender shall be construed to include the others or any of them; and the singular number shall be construed to include the plural, and vice versa.

     10. Applicable Law and Venue. THIS SECURITY AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS.

     11. Financing Statement. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

     EXECUTED as of the date and year first above written.

DEBTOR:                       CRL INVESTMENTS, INC., a Texas corporation



                              By:
                                 ----------------------------------------------
                              Name: Jeffrey L. Stevens
                              Title: President



SECURED PARTY:                CRESCENT REAL ESTATE  EQUITIES  LIMITED
                              PARTNERSHIP,  a Delaware  limited partnership

                              By: Crescent Real Estate Equities, Ltd., sole general partner



                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title
                                            -----------------------------------


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